Exhibit 99.1

Employee Q & A’s March 9, 2020 1

Forward-Looking Statements This communication contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, related to Gilead, Forty Seven and the acquisition of Forty Seven by Gilead that are subject to risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of the companies’ and members of their senior management team. Forward-looking statements include, without limitation, statements regarding the business combination and related matters, prospective performance and opportunities, post-closing operations and the outlook for the companies’ businesses, including, without limitation, the ability of Gilead to advance Forty Seven’s product pipeline, including magrolimab, FSI-174 and FSI-189; regulatory approval of magrolimab, FSI-174 and FSI-189 on a timely basis; the anticipated timing of clinical data; the possibility of unfavorable results from clinical trials; filings and approvals relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; difficulties or unanticipated expenses in connection with integrating the companies; and any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of Forty Seven’s stockholders will tender their stock in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of the transaction on relationships with employees, other business partners or governmental entities; the difficulty of predicting the timing or outcome of FDA approvals or actions, if any; the impact of competitive products and pricing; other business effects, including the effects of industry, economic or political conditions outside of the companies’ control; transaction costs; actual or contingent liabilities; and other risks and uncertainties detailed from time to time in the companies’ periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the Schedule 14D-9 to be filed by Forty Seven and the Schedule TO and related tender offer documents to be filed by Gilead and Toro Merger Sub, Inc., a wholly owned subsidiary of Gilead. All forward-looking statements are based on information currently available to Gilead and Forty Seven, and Gilead and Forty Seven assume no obligation and disclaim any intent to update any such forward-looking statements. Additional Information and Where to Find It The tender offer described in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Forty Seven, nor is it a substitute for any tender offer materials that Gilead, its acquisition company or Forty Seven will file with the SEC. A solicitation and an offer to buy shares of Forty Seven will be made only pursuant to an offer to purchase and related materials that Gilead intends to file with the SEC. At the time the tender offer is commenced, Gilead will file a Tender Offer Statement on Schedule TO with the SEC, and Forty Seven will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. FORTY SEVEN’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be sent to all stockholders of Forty Seven at no expense to them. The Tender Offer Statement and the Solicitation/Recommendation Statement will be made available for free at the SEC's web site at www.sec.gov. Additional copies may be obtained for free by contacting Gilead or Forty Seven. Free copies of these materials and certain other offering documents will be made available by Gilead by mail to Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, CA 94404, attention: Investor Relations, by phone at 1-800-GILEAD-5 or 1-650-574-3000, or by directing requests for such materials to the information agent for the offer, which will be named in the Tender Offer Statement. Copies of the documents filed with the SEC by Forty Seven will be available free of charge under the “Investors” section of Forty Seven’s internet website at ir.fortyseveninc.com. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Gilead and Forty Seven file annual, quarterly and current reports, proxy statements and other information with the SEC. Gilead’s and Forty Seven’s filings with the SEC are also available for free to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

Forty Seven Employee Q & A’s What will happen to my Forty Seven stock options? What will happen to my Forty Seven 401(k)? What will happen to my Employee Stock Purchase Plan (ESPP)? Do I need to exercise my vested stock options before the closing? Will a 401(k) contribution be deducted from cash paid in connection with cancellation of my options? Revisit Forty Seven IPO reverse stock split information

Q: What will happen to my FTSV equity when the transaction closes? Outstanding and Unexercised options – vested and unvested All outstanding and unexercised options, whether vested or unvested, will be cancelled and converted into the right to receive a cash payment net of your option exercise price at the closing of the proposed transaction. The payout will be processed through Forty Seven’s payroll less applicable withholding taxes. Proceeds will be distributed via direct deposit to your account on file. The cash payment will be taxed at ordinary income rates regardless of whether you hold an incentive stock option (ISO) or non-qualified stock option (NQSO). It means FTSV will be withholding applicable payroll taxes for these cash payout through your payroll. Your related income will be included on FTSV Form W-2’s for 2020. Shares You Already Own Your currently owned shares of common stock as well as ESPP purchases (unsold) will be converted into the right to receive the Offer Price. These shares may be held at our transfer agent, American Stock Transfer (AST), at your E*TRADE Account or another brokerage accounts if you had moved the shares. Gilead’s depositary/paying agent will handle the cash payout upon the transaction closing with no tax withholding.

Q: Can I exercise my vested options before the transaction closing? Yes. You may exercise vested options so long as the trading window is open, subject to pre-clearance. Q: Will I have to take any action to exercise my vested equity awards? No. In connection with the closing of the transaction, you will receive cash for your vested awards net of your option exercise price.

Q: What is the impact of this transaction announcement on the employee stock purchase plan? What happens to shares I have already purchased? What happens to the money already deducted from my payroll? The Forty Seven ESPP remains the same through the closing of the proposed transaction (TBD), or the next scheduled purchase date (whichever occurs first). At that time, all amounts you have contributed, and continue to contribute, into your ESPP plan account will be used to purchase shares of Forty Seven common stock before closing. Current ESPP purchase period: Start date: 2/16/2020. Current ESPP purchase date: Few days prior to transaction closing date. Purchase price: 15% discount on the lower of FTSV stock price of either the first trading day of the Offering or on purchase date. For those who had been enrolled in the ESPP prior to the 2/16/2019 purchase period, your first day of the offering period price will be $6.40 on 8/16/19. For those who are newly enrolled in the current ESPP period, your first day of the offering period price will be $45.65 on 2/18/20. No new enrollment for the current purchase period will be accepted. No increase of your current ESPP contribution is allowed during this time. Since your ESPP contributions are made on an “after tax” basis, No tax to you on the Offering Date and Purchase Date. You will be taxed on any “gain” on the ESPP shares the date of sales between ordinary income and capital gain. You should consult with your own tax advisor on tax consequences of your particular transactions.

Q: What happens to my Forty Seven 401(k)? Forty Seven’s 401(k) program will terminate at the time the transaction closes. Your assets will remain in your account. You will receive additional information about your account under Forty Seven’s 401(k) program closer to closing. Q: Will any 401(k) contribution be deducted from my stock cash payout? Yes. The cash payment you receive in connection with your cancelled options will be compensation for purposes of Forty Seven’s 401(k) program and subject to your currently effective contribution election under Forty Seven’s 401(k) program.

Forty Seven IPO in July 2018 effected a reverse stock split of our company common stock on a 1-for-7.75 basis. If you joined Forty Seven prior to July 2018 (pre-IPO), your granted share numbers on your employment offer letter were pre reverse stock split. You can use the pre-IPO shares granted divided by 7.75 to calculate your post reverse stock split shares granted. For example: Q: Why are my shares granted on my employment offer letter different than the shares granted in my E*TRADE account? Option Grant Option Grant Option Grant Option Grant Grant Price Your Cost 10,000 shares (Pre-IPO / reverse stock split) $5.00 $50,000 Reverse stock split 1 to 7.75 ratio 1,290 shares post split (10,000 shares / 7.75) $38.75 ($5.00 x 7.75) $50,000

Questions?